SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to report that our partner Habanero Resources Inc. and we have been informed by the operator that logs completed on the first well drilled on the Palo Pinto and Jack Counties, Texas, indicate a substantial pay zone of 150 feet from 4,724 feet to 4,874 feet within our primary target.  This first well was drilled to a total depth of 4,898 feet. The well is now currently awaiting the frac crews to test this zone in order to attempt to determine flow rates.   The frac of the first well is schedule to take place once the drilling of the second well is complete.

Drilling on the second well of the new multi-well gas program in Palo Pinto and Jack Counties, Texas has also now begun.  Drilling is expected to be completed on this well within 10 days.

Bernard McDougall, our president stated, "The first well is looking very interesting at this point. The logs indicated a substantial pay zone of 150 feet.  We are very excited about what the flow rates could be out of this zone and look forward to the next few weeks to test both wells once the drilling on the second well is completed.

When you couple this with our recently announced 40 well project in Oklahoma and our two other multi-well prospects, it is possible that MSEV may be involved in drilling over 75 wells in the next year.  There are few if any company’s, that we are aware of, trading at our level that could boast that kind of extensive drill program.”

We are also in the final stages of due diligence on several other potential projects which include one located in Saskatchewan, Canada, a multi-well oil target in Alberta, Canada, and an additional multi-well prospect in Texas. We are hoping to be able to have an announcement on one or more of these prospects shortly.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have eleven independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, of which we currently have the largest working interest of any company involved in this project that trade exclusively on the OTCBB, and two wells producing both oil and gas revenue in Texas. We are currently involved in three separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute in building market capitalization.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         October 29, 2003